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                                                             Page 17 of 23 pages

                                    EXHIBIT A

     Each of the undersigned hereby agrees that Amendment No. 1 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Mobius Management Systems, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation


                                          By:      /s/ Edward F. Glassmeyer
                                                   ----------------------------
                                                   Edward F. Glassmeyer, as
                                                   General Partner or
                                                   Managing Member or as
                                                   Attorney-in-fact for the
                                                   above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                          By:      /s/ Edward F. Glassmeyer
                                                   ----------------------------
                                                   Edward F. Glassmeyer,
                                                   Individually and as
                                                   Attorney-in-fact for the
                                                   above-listed individuals